Exhibit 10.14

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as may be amended, restated, supplemented, or otherwise modified from time to time, this “Pledge Agreement”) dated effective as of December 29, 2022 is made by Above Food USA Corp., a Delaware corporation (the “Pledgor”), in favor of LEXINGTON CAPITAL, S.A.P.I. DE C.V. acting as the Collateral Agent for Lenders, as may be updated upon notice by the Secured Party (“Secured Party”).

WHEREAS, Pledgor is the Guarantor under that certain Loan Agreement, dated as of the date hereof, in favor of Secured Party (the “Guarantee”);

WHEREAS, Pledgor owns 139.401 membership units as of this date of Atlantic Natural Foods, LLC, a Delaware limited liability company (the “Company”) and desires to grant to Secured Party a security interest in such membership units to be acquired in accordance with Purchase and Option Agreement dated September 7, 2021 and the Letter Agreement dated December 6, 2022 entered into by the Guarantor Borrower and ANF HOLDCO, LLC, to secure the obligations of the Pledgor under the Loan;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Security for Secured Obligations.

This Pledge Agreement is made by Pledgor to secure all liabilities and obligations of Pledgor under the Loan and this Pledge Agreement (collectively, the “Secured Obligations”), including without limitation all reasonable expenses and costs, legal and otherwise, paid or incurred by Secured Party in connection with the enforcement of the terms of the Loan or this Pledge Agreement, the protection of or realization on the Pledged Collateral (as defined in Section 2 below) or the collection or protection of any of the indebtedness evidenced by Loan as well as extensions of any such obligations, liabilities, sums and expenses described above, whether outstanding on the date of this Pledge Agreement or extended from time to time after the date of this Pledge Agreement.

2.	Pledge.

For Value Received, and as collateral security for the payment and performance in full of all of the Secured Obligations, whether now existing or hereafter acquired, Pledgor does hereby pledge and collaterally assign unto Secured Party, its successors and assigns, and grants to Secured Party, its successors and assigns, a security interest in and to the following (collectively, the “Pledged Collateral”):

(a)            All of the Pledgor’s rights to the issued and outstanding membership interests of the Company, and all of Pledgor’s rights, title and interests in any and all equity, ownership interest, profit interests, options, voting rights and agreements pertaining thereto at any time owned or held by Pledgor, whether now existing or hereafter acquired;

(b)            all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(c)            all proceeds and products of each of the foregoing, all books and records, correspondence, credit files, electronic data, records, invoices and other papers and documents at any time evidencing or relating to any of the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Pledgor from time to time with respect to any of the foregoing.

3.	Administration of Pledged Collateral.

Section 3.1      Procedures.

(a)            To the extent that Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Pledged Collateral, such Pledged Collateral shall, to the fullest extent permitted by applicable law, automatically (and without the taking of any action by Pledgor) be granted, pledged and assigned pursuant to Section 2 of this Pledge Agreement and, in addition thereto, Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within ten days after it obtains such Pledged Collateral) for the benefit of Secured Party:

(i)            to the extent any of the Pledged Collateral is a “certificated security,” Pledgor shall deliver such Pledged Collateral to Secured Party, together with a duly executed irrevocable proxy and a duly executed transfer power for each original pledged security delivered, both in the respective forms required by Secured Party; and

(ii)            to the extent any of the Pledged Collateral is an “uncertificated security,” Pledgor shall cause the Company to duly authorize and execute, and deliver to Secured Party, an agreement for the benefit of Secured Party in the form required by Secured Party.

(b)            In addition to the actions required to be taken pursuant to Section 3.1(a) hereof, Pledgor authorizes Secured Party to file from time to time appropriate financing statements covering the Pledged Collateral in the relevant filing offices so that at all times Secured Party has a perfected security interest in the Pledged Collateral.

Section 3.2      Subsequently Acquired Pledged Collateral. If Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Pledged Collateral at any time or from time to time after the date hereof, such Pledged Collateral shall, to the fullest extent permitted by applicable law, automatically (and without any further action being required to be taken) be subject to the grant, pledge, assignment and security interests created pursuant to Section 2 hereof and, furthermore, Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Pledged Collateral in accordance with the procedures set forth in Section 3.1.

Section 3.3      Pledgor Remains Liable. Notwithstanding anything herein to the contrary, (a) Pledgor shall remain liable under the organizational documents of the Company and all contracts and agreements included in the Pledged Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Pledge Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under those organizational documents or the other contracts and agreements included in the Pledged Collateral and (c) Secured Party shall not have any obligation or liability under those organizational documents or the other contracts and agreements included in the Pledged Collateral by reason of this Pledge Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 3.4      Other Affirmative Covenants of Pledgor. Until satisfaction and discharge of all of the Secured Obligations has occurred, Pledgor covenants that it will: (a) warrant and defend at its own expense Secured Party’s right, title and security interest in and to the Pledged Collateral against the claims of any person; (b) promptly deliver to Secured Party all written notices with respect to the Pledged Collateral, and promptly give written notice to Secured Party of any other notices received by Pledgor with respect to the Pledged Collateral; (c) if any of the Pledged Collateral constituting membership interests in a limited liability company is hereafter designated by the Company as a “security” under (and as defined in) Article 8 of the UCC, cause such Pledged Collateral to be certificated; and (d) if at any time hereafter any of the Pledged Collateral that is not currently certificated becomes certificated, deliver all certificates or other documents evidencing or representing the Pledged Collateral to Secured Party, accompanied by powers duly executed in blank, all in form and substance satisfactory to Secured Party.

Section 3.5      Negative Covenants of Pledgor. Until satisfaction and discharge of all of the Secured Obligations has occurred, Pledgor covenants that it will not, without the prior written consent of Secured Party, (a) sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein; (b) grant or permit to exist any lien whatsoever upon or with respect to any of the Pledged Collateral or the proceeds thereof, other than the security interest created hereby; (c) consent to the issuance by the Company of any new equity interests; (d) consent to any merger or other consolidation of the Company with or into any corporation or other entity; (e) cause any Pledged Collateral to be held or maintained in the form of a security entitlement or credited to any securities account; (f) designate, or cause the Company to designate, any of the Pledged Collateral constituting membership interests in a limited liability company as a “security” under Article 8 of the UCC, unless the Company has caused such Pledged Collateral to become certificated and has complied with the requirements of Section 3.4(d) hereof with respect to such Pledged Collateral; (g) evidence, or permit the Company to evidence, any of the Pledged Collateral that is not currently certificated, with any certificates, instruments or other writings, unless the Company has complied with the provisions of Section 3.4(d) of this Pledge Agreement; or (h) consent to or permit any amendment of the governing documents of the Company that would restrict Pledgor’s right to vote, pledge or grant a security interest in or otherwise transfer its respective portion of the Pledged Collateral.

Section 3.6      Irrevocable Authorization and Instruction to Company. To the extent that any portion of the Pledged Collateral might now or hereafter consist of uncertificated securities within the meaning of Article 8 of the UCC, Pledgor irrevocably authorizes and instructs the Company to comply with any instruction received by the Company from Secured Party with respect to such Pledged Collateral without any other or further instructions from or consent of Pledgor, and Pledgor agrees that the Company shall be fully protected in so complying.

4.	Voting, etc.

Subject to Section 6, during the term of this Pledge Agreement, (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral, and to give consents, waivers or ratifications in respect thereof, and (b) all such rights of Pledgor to vote and to give consents, waivers and ratifications shall cease.

5.	Dividends and Other Distributions.

Subject to Section 6, during the term of this Pledge Agreement, all cash dividends, cash distributions, cash proceeds, interest and other cash amounts payable in respect of the Pledged Collateral shall be paid to Pledgor.

6.	Remedies in Case of Event of Default.

Section 6.1      Definition. As used in this Pledge Agreement, the term “Event of Default” means the failure of Pledgor to pay or perform any of the Secured Obligations as and when due to be paid or performed.

Section 6.2      Remedies.

(a)            Upon and after the occurrence of an Event of Default, then and in every such case, Secured Party shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Pledge Agreement, the Loan or by applicable law) for the protection and enforcement of its rights in respect of the Pledged Collateral, and Secured Party shall be entitled to exercise all the rights and remedies of a secured party under the UCC and also shall be entitled, without limitation, to the fullest extent permitted by applicable law, to exercise the following rights, which Pledgor hereby agrees to be commercially reasonable:

(i)            to transfer all or any part of the Pledged Collateral into Secured Party’s name or the name of its nominee or nominees;

(ii)            to receive and retain any distributions, dividends or payments with respect to the Pledged Collateral;

(iii)            to vote all or any part of the Pledged Collateral (whether or not transferred into the name of Secured Party) and give all consents, waivers and ratifications in respect of the Pledged Collateral and otherwise act with respect thereto as though it were the outright owner thereof;

(iv)            at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are, to the fullest extent permitted by applicable law, hereby waived by Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Secured Party in its absolute discretion may determine, provided that at least ten (10) days’ written notice of the time and place of any such sale shall be given to Pledgor (Pledgor hereby acknowledges that ten (10) days prior written notice of such sale is reasonable notice). Secured Party shall not be obligated to make any such sale of Pledged Collateral regardless of whether any such notice of sale has theretofore been given. Pledgor hereby waives and releases to the fullest extent permitted by applicable law any transfer restriction and any right or equity of redemption with respect to its Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling his Pledged Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, Secured Party may bid for and purchase all or any part of the Pledged Collateral so sold free from any such right or equity of redemption. In no event shall Secured Party be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall Secured Party be under any obligation to take any action whatsoever with regard thereto;

(v)            to set-off any and all Pledged Collateral against any and all Secured Obligations; and

(vi)            to demand, sue for, collect, compromise, or settle any rights or claims in respect of any Pledged Collateral and to exercise any and all rights and remedies of Pledgor under or in connection with the Pledged Collateral.

(b)            If there shall have occurred and be continuing an Event of Default, in addition to any rights and remedies provided for in this Pledge Agreement or the Loan, Secured Party may cause all and singular of the Pledged Collateral to be seized and sold under executory or other legal process, at Secured Party’s sole option, in accordance with applicable Delaware law, to the highest bidder for cash or credit, either as an entirety or in lots or parcels, all as Secured Party may determine, with or without appraisement, and without the necessity of making further demand upon Pledgor or further notifying or placing Pledgor in default, all of which are expressly waived by Pledgor.

(c)            In the event any proceedings are taken hereunder by way of executory or other process, any and all declaration of facts made by authentic act before a notary public and in the presence of two witnesses by a person or persons declaring that such facts lie within his or her knowledge shall constitute authentic evidence of such facts for the purposes of such executory or other process.

(d)            Pledgor recognizes that Secured Party may be unable to effect a public sale or other disposition of the Pledged Collateral due to the lack of a ready market for the Pledged Collateral, a limited number of potential buyers of the Pledged Collateral or certain prohibitions contained in the Securities Act, state securities laws, and other applicable law, and that Secured Party may be compelled to resort to one or more private sales or other dispositions thereof to a restricted group of purchasers. Pledgor agrees that such private sales or other dispositions may be at prices and other terms less favorable to the seller than if sold at public sales or other dispositions and that such private sales or other dispositions shall not solely by reason of being private sales be deemed not to have been made in a commercially reasonable manner. Secured Party shall be under no obligation hereunder or otherwise (except as provided by applicable law) to delay a sale or other disposition of any of the Pledged Collateral for the period of time necessary to permit the registration of such securities for public sale or other public disposition under the Securities Act and applicable state securities laws. Any such sale or other disposition of all or a portion of the Pledged Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale or other disposition where Secured Party or any other person may be the purchaser of all or part of the Pledged Collateral so sold or otherwise disposed of. Secured Party shall incur no liability as a result of the sale or other disposition of any of the Pledged Collateral, or any part thereof, at any private sale which complies with the requirements of this Section 6 and any applicable law. Pledgor hereby waives, to the extent permitted by applicable law, any claims against Secured Party arising by reason of the fact that the price at which any of the Pledged Collateral, or any part thereof, may have been sold or otherwise disposed of at such private sale was less than the price that might have been obtained at a public sale or other public disposition, even if Secured Party accepts the first offer deemed by Secured Party in good faith to be commercially reasonable under the circumstances and does not offer any of the Pledged Collateral to more than one offeree.

7.	Remedies Cumulative.

Each and every right, power and remedy of Secured Party provided for in this Pledge Agreement or now or hereafter existing under applicable law shall, to the fullest extent permitted by applicable law, be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Pledge Agreement or under applicable law shall not, to the fullest extent permitted by applicable law, preclude the simultaneous or later exercise by Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of Secured Party to any other or further action in any circumstances without notice or demand.

8.	Application of Proceeds.

All monies collected by Secured Party upon any sale or other disposition of any Pledged Collateral pursuant to the terms of this Pledge Agreement, together with all other monies received by Secured Party hereunder, shall be applied in the manner provided in the Loan. Any surplus of such proceeds remaining after payment in full of the Secured Obligations shall be paid to Pledgor.

9.	Purchasers of Pledged Collateral.

Upon any sale of any Pledged Collateral by Secured Party hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Secured Party or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Secured Party or such officer or be answerable in any way for the misapplication or nonapplication thereof.

10.	Secured Party Appointed Attorney-In-Fact.

Upon and after the occurrence of an Event of Default, Holder shall be deemed to be Pledgor’s attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that Secured Party reasonably deems necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Secured Party shall have the power to arrange for the transfer, upon or at any time after the occurrence of an Event of Default, of any of the Pledged Collateral on the books of the Company to the name of Secured Party or Secured Party’s nominee. Pledgor agrees to indemnify and save Secured Party harmless from and against any liability or damage that Secured Party might suffer or incur, in the exercise or performance of any of Secured Party’s powers and duties specifically set forth herein, except to the extent that such liability or damage arises from Secured Party’s gross negligence or willful misconduct.

11.	Termination; Release.

After the satisfaction and discharge of all of the Secured Obligations, this Pledge Agreement, the security interest, liens and other interests and powers created hereby in favor of Secured Party shall terminate, and Secured Party will (i) duly assign, transfer and deliver to Pledgor (without recourse and without any representation or warranty) such of the Pledged Collateral of Pledgor as has not theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement, together with any monies of Pledgor at the time held by Secured Party and (ii) at the request and expense of Pledgor, execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement with respect to Pledgor.

12.	Miscellaneous.

(a)            This Pledge Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that Pledgor may not assign any of its rights or obligations under this Pledge Agreement without the prior written consent of Secured Party.

(b)            This Pledge Agreement shall be construed and enforced in accordance with and the rights of the parties shall be governed by the laws of the State of Delaware excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

(c)            The headings in this Pledge Agreement are for reference purposes only and shall not limit or define the meaning hereof. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. The exchange of copies of this Pledge Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Pledge Agreement as to the parties and may be used in lieu of the original Pledge Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

(d)            In the event that any provision of this Pledge Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Pledge Agreement which shall remain binding on all parties hereto.

(e)            The agreements of the parties hereto are solely for the benefit of Pledgor and Secured Party, and no other person or entity shall have any rights hereunder.

[Signatures follow on next page]

IN WITNESS WHEREOF, Pledgor and Secured Party have duly executed this Pledge Agreement effective as of the date first above written.

PLEDGOR:

Above Food USA Corp., a Delaware corporation

By:	/s/ Lionel Kambeitz
Name:	Lionel Kambeitz
Title:	CEO

SECURED PARTY:

LEXINGTON CAPITAL, S.A.P.I. DE C.V.

By:	/s/ Agustin Tristan Aldave
Name:	Agustin Tristan Aldave
Title:	CEO
Acting as Collateral Agent for Lenders